*Van Kampen Funds
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an Underwriting Syndicate in which an Affiliate is a Member)

"October 1, 2002 through December 31, 2002"




TRADE		          AMOUNT OF   PARTICIPATING	PRICE
DATE      UNDERWRITING	  OFFER	       FUND/s		PER SHARE

12/12/02 Chesapeake Energy "20,000,000" VK American Value 7.50

AMOUNT       PURCHASED         %
PURCHASED    FROM             UW
"59,800"   CS First Boston 0.299%


TRADE		          AMOUNT OF   PARTICIPATING	PRICE
DATE      UNDERWRITING	  OFFER	       FUND/s		PER SHARE


12/16/02 DRS Technologies "4,750,000"  VK American Value 28.00

AMOUNT       PURCHASED         %
PURCHASED    FROM             UW



"45,200"  Bear Stearns      0.952%





All Transactions were completed in accordance with rule 10f-3.

All prices in US$ unless otherwise noted.

"*VAN KAMPEN SERIES FUND, INC."